UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2011
______________

ADPT Corporation
(Exact name of Registrant as specified in its charter)

______________

Delaware	0-15071	94-2748530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

691 S. Milpitas Blvd., Suite 208, Milpitas, California, 95035
(Address of principal executive offices including zip code)

 (408) 945-8600
(Registrant’s telephone number, including area code)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Financial Officer

On August 9, 2011, the Board of Directors of ADPT Corporation (the “Company”) appointed Mark A. Zorko, age 59, to serve as Interim Chief Financial Officer of the Company effective August 9, 2011.  Mr. Zorko has provided assistance to the Company on a part time basis since July 1, 2011 and will continue to work with the Company on a part time basis.  He will be compensated by the Company at the rate of $15,000 per month, retroactive to July 1, 2011.

Mr. Zorko has served as Chief Financial Officer of DGT Holdings Corp., an international x-ray imaging company, since August 30, 2006.  Mr. Zorko is responsible for the finance and information technology functions of that company.  From 2000 to 2006, Mr. Zorko was an active CFO Partner with Tatum CFO Partners, LLP, a professional service provider of financial and information technology executives. Mr. Zorko’s engagements included serving as Chief Financial Officer or Chief Accounting Officer of public and private client companies.  DGT Holdings Corp. is an affiliate of Steel Partners Holdings L.P., which, together with its affiliates, beneficially owned 35.9% of the outstanding common stock of the Company as of June 20, 2011.  Mr. Zorko is a certified public accountant and a member of the National Association of Corporate Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADPT Corporation

By:	/s/ John J. Quicke
	Name:	John J. Quicke
	Title:	Interim President and Chief Executive Officer

Dated:  August 11, 2011